Exhibit 99.2

                       PIONEER COMMERCIAL FUNDING CORP.
                             6660 Reseda Boulevard
                           Reseda, California 81330



                                       As of January 29, 1997



To the Individuals and Entities
 listed on the Signature Page hereto:

               Re:   Private Placement Share Subscription
                     ------------------------------------

Gentlemen:

          When countersigned by you, this letter will confirm our agreement for the purchase by each of you or your affiliate(s) or approved designee(s) (collectively, the "Investors") of certain unregistered securities to be issued by Pioneer Commercial Funding Corp. (the "Company"), as follows:

               1.   Subscription. Each Investor will subscribe for the
                    ------------
following newly-issued, unregistered securities (collectively, the "Securities") of the Company:

                    (a) The number of shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), set forth opposite such Investor's name on Schedule 1 annexed
                                                           ----------
                          hereto.

                    (b) The convertible promissory notes in the original principal amounts set forth opposite such Investor's name on Schedule 1 annexed hereto (the "Notes"),
                                  ----------
                          convertible into shares (the "Conversion Shares") of Common Stock on the terms set forth in paragraph 3 below.

               2.   Consideration.  At the closing of the transaction,
                    -------------
the Investors will pay the following consideration to the Company, in cash, as follows:

                    (a)   Subscription Price per Share:  $1.00 per Share.
                          ----------------------------

                    (b)   Issue Price of the Note:  Face value.
                          -----------------------

               3.   Conversion of Notes.  Each of the Notes shall be
                    -------------------
convertible, in whole and not in part, into one share of Common Stock for each $1.00 principal amount of Notes, as follows:
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As of January 29, 1997
Page 2




                    (a) Each Investor acknowledges that the Company does not presently have sufficient authorized and unreserved Common Stock to issue the Conversion Shares and that, accordingly, the Company will undertake to amend its certificate of incorporation, no later than a mutually acceptable date (the "Conversion Date"), to increase the number of authorized shares of Common Stock so as to enable the Company to issue the Conversion Shares.

                    (b) On the Conversion Date, each Note shall automatically be converted into the Conversion Shares, and the Note payment obligations will terminate.

                    (c)   The Note will not bear interest for the first three
                          (3) months after issuance, and will bear interest at the annual rate of 8% thereafter.

               4.   Securities Unregistered.  Each Investor acknowledges that
                    -----------------------
the Securities will not have been registered under applicable state and federal securities laws by reason of certain exemptions therefrom which will depend upon, among other things, such Investor's status as an "Accredited Investor" under U.S. securities laws. Accordingly, the Securities will be "restricted securities" which will not be transferable in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom.

               5.   Definitive Agreements.  Promptly following execution of this
                    ---------------------
letter, the Company shall cause its counsel to prepare and submit to each Investor and its counsel definitive Securities subscription documentation (the "Definitive Documentation") containing provisions consistent with the contents of this letter, together with such further terms and conditions as are customary for a transaction of this nature. Among other things, the Definitive Documentation shall provide for a closing date no later than February 28, 1997.

               6.   Conditions Precedent.  The parties' obligation to consummate
                    --------------------
the transactions contemplated hereby shall be subject to the condition precedent that all consents of third parties, including financial institutions and governmental authorities (and including, but not limited to, NASDAQ and the Bank of Israel) or filings required for consummation of the transaction contemplated hereby shall have been obtained or filed.

               7.   Miscellaneous.  The closing of these transactions shall be
                    -------------
subject to the terms of the Definitive Documentation. Each of the parties shall bear its own expenses incurred in connection with this letter and the

As of January 29, 1997
Page 3




transactions described herein including, without limitation, legal and accounting fees. The parties represent and warrant to one another that, other than with respect to finder's fees payable to Boru Enterprises, whose fees shall be paid by the Company, no broker, finder, agent or intermediary brought about the transactions contemplated by this letter and that no party is entitled to any brokerage commission, finder's fee or other compensation in connection with such transactions.

     If the foregoing accurately sets forth our understanding, please so signify by signing this letter in the space provided and return it to the undersigned, whereupon this letter will constitute an agreement in principle between the parties in accordance with the terms and provisions set forth above, and will supersede all prior agreements between us with respect to the matters set forth herein.

                                              Very truly yours,

                                              PIONEER COMMERCIAL FUNDING CORP.


                                              By: /S/M. Albert Nissim
                                                  ----------------------------
                                              Name:  M. Albert Nissim
                                                   ---------------------------
                                              Title: President
                                                    --------------------------


ACCEPTED AND AGREED TO:

LEEDAN BUSINESS & MANAGEMENT, LTD.


By: /S/Yoav Navon
    -------------
Name: Yoav Navon
      -----------
Title: Director
       ----------



By: /S/Boaz Harel
    --------------------------
Name: Boaz Harel
      ------------------------
Title: Chief Executive Officer
       -----------------------


     /S/Jay Botchman
------------------------------
    JAY BOTCHMAN

                                  SCHEDULE 1
                                  ----------



                                       NO. OF COMMON SHARES
                                       TO BE PURCHASED          CONVERTIBLE
                INVESTOR               AT $1.00/SHARE          NOTE AMOUNT
                --------               --------------          -----------
Leedan Business & Management, Ltd.         1,375,000             $1,125,000

Jay Botchman                                 825,000                675,000
                                          ----------             ----------

                                                       TOTAL
                                                       PRINCIPAL
                TOTAL SHARES:              2,200,000   OF NOTES: $1,800,000